Exhibit 99.1

Cassava Sciences Announces Changes in Executive Leadership, Enhanced Corporate Governance and Other Initiatives

●	Rick Barry appointed Executive Chairman of the Board
●	Remi Barbier resigns as President and CEO and from the Board of Directors
●	Cassava initiates search for a new CEO

Austin, Texas, July 17, 2024 – Cassava Sciences, Inc. (Nasdaq: SAVA) today announced that the Board of Directors has appointed Richard (Rick) Barry as Executive Chairman of the Board and as the Company’s principal executive officer, effective immediately. The Company is undertaking a search for a new permanent CEO.

Mr. Barry succeeds Remi Barbier, the Company’s Chairman, President and CEO, who resigned from the Company and the Board. Mr. Barbier will remain employed by the Company until September 13, 2024 in a non-executive capacity, without duties or responsibilities.

Lindsay Burns, Ph.D., SVP, Neuroscience, at Cassava is also leaving the employ of the Company. Cassava and Dr. Burns have agreed that she step down from her role with the Company, effective immediately. Following her separation from the Company and for a one-year period, Dr. Burns will furnish consulting services as, and to the extent, reasonably requested by Cassava for purposes of providing information and support for scientific research and/or obtaining governmental approval for the Company’s products. Cassava may, in its sole discretion, extend the term of the consulting agreement for up to an additional year.

Mr. Barry has served as a director of Cassava since June 2021. Since June 2015, Mr. Barry has also served as Director of Sarepta Therapeutics, Inc., (Nasdaq: SRPT) and from June 2019 through October 2020, he served as a director of MiMedx Group Inc. (Nasdaq: MDXG). He has extensive experience in the investment management business. He was a founding member of Eastbourne Capital Management LLC and served as a Managing General Partner and Portfolio Manager from 1999 to its close in 2010. Prior to Eastbourne, Mr. Barry was a Portfolio Manager and Managing Director of Robertson Stephens Investment Management. He holds a Bachelor of Arts from Pennsylvania State University.

“As a public company, and one dedicated to developing a drug for Alzheimer’s disease, we hold ourselves to the highest standards,” Mr. Barry said. “While our priority remains the development of a potentially effective treatment for Alzheimer’s disease, the Board has a steadfast commitment to doing so with transparency, accountability, and highest ethical business practices.” Among the actions the company is taking are:

New Leadership: The Board has appointed Rick Barry as Executive Chairman and is in the process of identifying a new CEO who has relevant industry and corporate governance experience. With the identification of a new CEO, the Board plans to separate the Chairman and CEO roles.

Single-minded Commitment to Scientific Rigor and Honest Transparency: Our sole mission at this time is to determine whether simufilam is an effective, revolutionary treatment for Alzheimer’s disease.  The Company plans to achieve that mission through a single-minded commitment to scientific rigor and honest transparency with patients, government agencies and investors. All study results will be posted timely and accurately to clinicaltrials.gov.

Rigorous Clinical Trials:  The ongoing Phase 3 trials are being run according to FDA and industry standards that ensure the integrity of all reported results.

●    Under the Phase 3 protocols reviewed by the FDA, no individual within the Company knows or will know which subjects are receiving a drug or placebo.  Blinding information is and will be held exclusively by a small group of professionals at our CRO, Premier Research.  Likewise, no individual within the Company has access to sub-study results and other information that might be used to infer which patients are on placebo.  All such data is transmitted directly to Premier Research.

●    Statistical analyses for the Phase 3 trials will be conducted by professional biostatisticians at Pentara Corporation. Trial results are transmitted directly to these biostatisticians by our CRO, independent of any involvement by the Company.

Transparency in Communications and Reporting: Cassava remains committed to fostering open communication and engagement with its stakeholders. The Company and its management will communicate regularly and clearly to our constituencies, beginning with a renewal of quarterly analyst calls and will be reasonably available to journalists. Cassava is reviewing its disclosure practices to ensure it is providing stakeholders with clear and comprehensive information. Regular dialogues with shareholders, employees, customers, regulators, and the broader community will continue to inform and shape the company's governance practices.

“We have an extraordinary board of directors,” Mr. Barry said, “that remains focused on continuing to strengthen the company’s corporate governance framework and on enhancing its commitment to responsible and transparent stakeholder engagement.”

Mr. Barry said that in addition to the leadership changes, the Board has added Pierre Gravier as the Chair of the Audit Committee and Robert Anderson, Jr. as the Chair of the Nominating and Governance Committee.

Cautionary Note Regarding Forward-Looking Statements:

This news release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that may include but are not limited to statements regarding: the design, scope, conduct, continuation, completion, intended purpose, or future results of our on-going Phase 3 clinical trials of simufilam in patients with Alzheimer's disease; the timing of anticipated milestones; the safety or efficacy of simufilam in people with Alzheimer’s disease dementia; potential benefits, if any, of our product candidates, and the implementation of governance enhancements. These statements may be identified by words such as “anticipate,” “believe,” “could,” “expect,” “forecast,” “intend,” “may,” “plan,” “possible,” “potential,” “will,” and other words and terms of similar meaning.

Such statements are based largely on our current expectations and projections about future events. Such statements speak only as of the date of this news release and are subject to a number of risks, uncertainties and assumptions, including, but not limited to, those risks relating to the ability to conduct or complete clinical studies on expected timelines, the ability to demonstrate the specificity, safety, efficacy or potential health benefits of our product candidates; our current expectations regarding timing of clinical data for our Phase 3 clinical trials; any expected clinical results of Phase 3 clinical trials; potential benefits, if any, of our product candidates and those described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent reports filed with the SEC. Clinical results from earlier-stage clinical trials may not be indicative of future results from later-stage or larger scale clinical trials and do not ensure regulatory approval. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from expectations in any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking statements and events discussed in this news release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, we disclaim any intention or responsibility for updating or revising any forward-looking statements contained in this news release.

All our pharmaceutical assets under development are investigational product candidates. These have not been approved for use in any medical indication by any regulatory authority in any jurisdiction and their safety, efficacy or other desirable attributes, if any, have not been established in any patient population. Consequently, none of our product candidates are approved or available for sale anywhere in the world.

For more information:

Sitrick And Company

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Mike_Sitrick@Sitrick.com

Seth Lubove: slubove@sitrick.com

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Rich Wilner: rwilner@sitrick.com 800-699-1481